Exhibit 3.76

SOSID: 1235047
Date Filed: 12/20/2011 1:48:00 PM
Elaine F. Marshall
North Carolina Secretary of State
C201135400200

State of North Carolina
Department of the Secretary of State

Limited Liability Company
ARTICLES OF ORGANIZATION

Pursuant to §57C-2-20 of the General Statutes of North Carolina, the undersigned does hereby submit these Articles of Organization for the purpose of forming a limited liability company.

1.                                      The name of the limited liability company is: AHLC, LLC

2.                                      If the limited liability company is to dissolve by a specific date, the latest date on which the limited liability company is to dissolve: (If no date for dissolution is specified, there shall be no limit on the duration of the limited liability company.)

3.                                      The name and address of each person executing these articles of organization is as follows: (State whether each person is executing these articles of organization in the capacity of a member, organizer or both. Note: This document must be signed by all persons listed here).

Don Jackson, M.D., Organizer, Member

20 Medical Park DR.

Asheville, NC 28803

4.                                      The street address and county of the initial registered office of the limited liability company is:

Number and Street  20 Medical Park Dr., Asheville, NC 28803

City, State, Zip Code Asheville, NC 28803 County Buncombe

5.                                      The mailing address, if different from the street address, of the initial registered office is:

6.                                      The name of the initial registered agent is Don Jackson, M.D.

7.                                      Principal office information: (Select either a or b.)

a. ☒ The limited liability company has a principal office.

The street address and county of the principal office of the limited liability company is:

Number and Street 20 Medical Park Dr.

City, State, Zip Code Asheville, NC 28803 County Buncombe

The mailing address, if different from the street address, of the principal office of the corporation is:

b. ☐ The limited liability company does not have a principal office.

Certification# 92812844-1 Reference# 11034713-0

C201135400200

8.                                      Check one of the following:

☒ (i) Member-managed LLC: all members by virtue of their status as members shall be managers of this limited liability company.

☐ (ii) Manager-managed LLC: except as provided by N.C.G.S. Section 57C-3-20(a), the members of this limited liability company shall not be managers by virtue of their status as members.

9.                                      Any other provisions which the limited liability company elects to include are attached.

10.                               These articles will be effective upon filing, unless a date and/or time is specified:

This is the 15 day of December 2011

AHLC, LLC

/s/ Don Jackson

Don Jackson, M.D., Member-Manager

NOTES:

1.                                      Filing fee is $125. This document must be filed with the Secretary of State.

CORPORATIONS DIVISION	P.O. Box 29622	RALEIGH, NC 27626-0622
(Revised January 2002)		(Form L-01)

Instructions for Filing

Certification# 92812844-1 Reference# 11034713-0